UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2013

Commission File Number: 000-52752

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

Suite 1120, 470 Granville Street

Vancouver, British Columbia

V6C 1V5 Canada

(Address of principal executive offices)

(604) 713-8010
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item  8.01

Other Events

On October 7, 2013, we were notified by the British Columbia Securities Commission (the “BCSC”) that our company was selected for a technical disclosure review, pursuant to which the BCSC has identified certain issues relating to compliance with the requirements of NI 43-101 of the Canadian Securities Administrators, particularly in connection with certain inferred mineral resources disclosed in our NI 43-101 technical report relating to our Metates property. We have used the report in support of disclosures of inferred resource estimates in press releases and disclosure documents filed by the Company with the BCSC.  On October 17, 2013, the BCSC requested we disseminate a news release stating that these inferred mineral resource estimates are not supported by a compliant NI 43-101 technical report, contrary to NI 43-101, and should not be relied upon until they have been verified and supported by an amended technical report. We expect to file an amended technical report on or before November 21, 2013.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

99.1

News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013	SILVER STREAM MINING CORP.

By: /s/ Robert Bell________________ Robert Bell
President